Exhibit 1

JOINT FILING AGREEMENT

The persons below hereby agree that the Schedule 13D to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13D, shall be filed jointly on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934.

Dated: August 12, 2021

NAN FUNG GROUP HOLDINGS LIMITED

By:	/s/ Tang Chun Wai Nelson
Name:	Tang Chun Wai Nelson
Title:	Director

By:	/s/ Cheung Vincent Sai Sing
Name:	Cheung Vincent Sai Sing
Title:	Director

NF INVESTMENT HOLDINGS LIMITED

By:	/s/ Tang Chun Wai Nelson
Name:	Tang Chun Wai Nelson
Title:	Director

By:	/s/ Leung Wei Ping Ronald
Name:	Leung Wei Ping Ronald
Title:	Director

NAN FUNG LIFE SCIENCES HOLDINGS LIMITED

By:	/s/ Sun Xintong
Name:	Sun Xintong
Title:	Director

PIVOTAL BIOVENTURE PARTNERS FUND I, L.P.

By:	PIVOTAL BIOVENTURE PARTNERS FUND I G.P., L.P.
Its General Partner,

By: PIVOTAL BIOVENTURE PARTNERS FUND I U.G.P. LTD
Its General Partner,

	By:	/s/ Cheung Vincent Sai Sing
	Name:	Cheung Vincent Sai Sing
	Title:	Director

PIVOTAL BIOVENTURE PARTNERS FUND I G.P., L.P.

By:	PIVOTAL BIOVENTURE PARTNERS FUND I U.G.P. LTD
Its General Partner,

	By:	/s/ Cheung Vincent Sai Sing
	Name:	Cheung Vincent Sai Sing
	Title:	Director

PIVOTAL BIOVENTURE PARTNERS FUND I U.G.P. LTD

By:	/s/ Cheung Vincent Sai Sing
Name:	Cheung Vincent Sai Sing
Title:	Director

PIVOTAL PARTNERS LTD

By:	/s/ Sun Xintong
Name:	Sun Xintong
Title:	Director

PIVOTAL LIFE SCIENCES HOLDINGS LIMITED

By:	/s/ Sun Xintong
Name:	Sun Xintong
Title:	Director